Exhibit 99.1

FOR IMMEDIATE RELEASE                                                  Contact:

Mike Van Handel
+1.414.906.6305
michael.vanhandel@manpowergroup.com

ManpowerGroup Reports 1st Quarter 2011 Results

    MILWAUKEE, April 21, 2011 -- ManpowerGroup (NYSE: MAN) today reported that net earnings for the three months ended March 31, 2011 were $35.7 million, or 43 cents per diluted share, compared to net earnings of $2.8 million, or 4 cents per diluted share, a year earlier. Revenues for the first quarter were $5.1 billion, an increase of 24% from the year earlier period, or 22% in constant currency.

Net earnings in the first quarter were favorably impacted by 3 cents per diluted share, as foreign currencies were relatively stronger compared to the prior year period.

Jeffrey A. Joerres, ManpowerGroup Chairman and CEO, said, “ManpowerGroup posted a very solid first quarter, with gains in both revenue and profitability coming from almost all business lines and geographies. Several European and emerging markets showed particularly strong trends.

“During the quarter, we launched the reinvention of the brand with the evolution to ManpowerGroup. We also launched our new brand family and our new professional resourcing company, ExperisTM.

“Additionally, earlier this month we made an acquisition which is strategically significant – an IT resourcing company in India with 5 locations throughout the country. Not only does this give ManpowerGroup a strong foothold in India, but it also is a springboard for growth throughout the Asia Pacific Middle East region.

“We anticipate that favorable trends will continue into the second quarter, resulting in earnings per share of 74 cents to 82 cents. This includes a favorable impact of 8 cents per share related to currency changes in the quarter.”

In conjunction with its first quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on April 21, 2011 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://www.manpowergroup.com/investors.

Supplemental financial information referenced in the conference call can be found at http://www.manpowergroup.com/investors.

About ManpowerGroup™
ManpowerGroup™ (NYSE: MAN), the world leader in innovative workforce solutions, creates and delivers high-impact solutions that enable our clients to achieve their business goals and enhance their competitiveness. With over 60 years of experience, our $19 billion company creates unique time to value through a comprehensive suite of innovative solutions that help clients win in the Human Age. These solutions cover an entire range of talent-driven needs from recruitment and assessment, training and development, and career management, to outsourcing and workforce consulting. ManpowerGroup maintains the world’s largest and industry-leading network of nearly 3,900 offices in over 80 countries and territories, generating a dynamic mix of an unmatched global footprint with valuable insight and local expertise to meet the needs of its 400,000 clients per year, across all industry sectors, small and medium-sized enterprises, local, multinational and global companies. By connecting our deep understanding of human potential to the ambitions of clients, ManpowerGroup helps the organizations and individuals we serve achieve more than they imagined – because their success leads to our success. And by creating these powerful connections, we create power that drives organizations forward, accelerates personal success and builds more sustainable communities. We help power the world of work. The ManpowerGroup suite of solutions is offered through ManpowerGroup™ Solutions, Manpower®, Experis™ and Right Management®. Learn more about how the ManpowerGroup can help you win in the Human Age at www.manpowergroup.com. Enter the Human Age at: www.manpowergroup.com/humanage.

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2010, which information is incorporated herein by reference.

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ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended March 31
			% Variance
			Amount	Constant
	2011	2010	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,072.4	$4,099.3	23.7%	21.8%
Cost of services	4,214.8	3,397.8	24.0%	22.1%
Gross profit	857.6	701.5	22.2%	20.1%
Selling and administrative expenses	772.0	668.9	15.4%	13.7%
Operating profit	85.6	32.6	162.7%	152.3%
Interest and other expenses	11.1	12.9	-13.7%
Earnings before income taxes	74.5	19.7	278.4%	259.7%
Provision for income taxes	38.8	16.9	130.5%
Net earnings	$35.7	$2.8	N/A	N/A
Net earnings per share - basic	$0.44	$0.04	N/A
Net earnings per share - diluted	$0.43	$0.04	N/A	N/A
Weighted average shares - basic	81.9	78.6	4.1%
Weighted average shares - diluted	83.6	79.9	4.7%

(a) Revenues from services include fees received from our franchise offices of $5.9 million and $4.6 million for the three months ended March 31, 2011 and 2010, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $274.5 million and $193.9 million for the three months ended March 31, 2011 and 2010, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Three Months Ended March 31
			% Variance
			Amount	Constant
	2011	2010	Reported	Currency
	(Unaudited)
Revenues from Services: (a)
Americas:
United States (b)	$750.9	$482.7	55.6%	55.6%
Other Americas	361.8	294.5	22.8%	19.4%
	1,112.7	777.2	43.2%	41.9%
Southern Europe:
France	1,353.8	1,107.5	22.2%	23.2%
Italy	284.6	234.2	21.5%	22.4%
Other Southern Europe	180.0	158.4	13.7%	13.1%
	1,818.4	1,500.1	21.2%	22.0%
Northern Europe	1,456.6	1,221.2	19.3%	16.7%
APME	602.9	497.5	21.2%	11.2%
Right Management	81.8	103.3	-20.9%	-22.7%
	$5,072.4	$4,099.3	23.7%	21.8%

Operating Unit Profit (Loss): (a)
Americas:
United States	$8.7	$(11.9)	N/A	N/A
Other Americas	12.8	9.6	32.9%	30.6%
	21.5	(2.3)	N/A	N/A
Southern Europe:
France	12.0	0.2	N/A	N/A
Italy	12.9	6.8	88.8%	88.4%
Other Southern Europe	2.2	(0.9)	N/A	N/A
	27.1	6.1	343.6%	339.1%
Northern Europe	41.9	19.0	121.1%	112.5%
APME	16.5	12.5	31.9%	21.1%
Right Management	3.3	12.5	-73.5%	-73.8%
	110.3	47.8
Corporate expenses	(32.0)	(24.0)
Intangible asset amortization expense	(9.6)	(4.9)
Reclassification of French business tax	16.9	13.7
Operating profit	85.6	32.6	162.7%	152.3%
Interest and other expenses (c)	(11.1)	(12.9)
Earnings before income taxes	$74.5	$19.7

(a) Effective January 1, 2011, we created a new organizational structure in Europe in order to elevate our service quality throughout Europe, Middle East and Africa. Other Southern Europe and Northern Europe, previously reported in Other EMEA, are now separate reportable segments. France, Italy, and Other Southern Europe are aggregated into our Southern Europe reportable segment. All previously reported results have been restated to conform to the current year presentation. Additionally, we changed the name of our Asia Pacific reportable segment to APME; the results of this reportable segment have not been restated as only the name has changed.

(b) In the United States, revenues from services include fees received from our franchise offices of $2.7 million and $2.5 million for the three months ended March 31, 2011 and 2010, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $148.5 million and $132.2 million for the three months ended March 31, 2011 and 2010, respectively.

(c) The components of interest and other expenses were:
	2011	2010
Interest expense	$10.2	$11.1
Interest income	(1.4)	(1.6)
Foreign exchange losses	0.5	1.9
Miscellaneous expenses, net	1.8	1.5
	$11.1	$12.9

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Mar. 31	Dec. 31
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$649.5	$772.6
Accounts receivable, net	4,201.0	3,844.1
Prepaid expenses and other assets	204.9	197.6
Future income tax benefits	61.1	59.7
Total current assets	5,116.5	4,874.0
Other assets:
Goodwill and other intangible assets, net	1,335.7	1,330.3
Other assets	393.6	355.1
Total other assets	1,729.3	1,685.4
Property and equipment:
Land, buildings, leasehold improvements and equipment	714.4	688.8
Less: accumulated depreciation and amortization	542.8	518.5
Net property and equipment	171.6	170.3
Total assets	$7,017.4	$6,729.7
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,454.9	$1,313.9
Employee compensation payable	195.3	240.2
Accrued liabilities	555.0	547.4
Accrued payroll taxes and insurance	665.4	677.7
Value added taxes payable	512.3	482.2
Short-term borrowings and current maturities of long-term debt	38.2	28.7
Total current liabilities	3,421.1	3,290.1
Other liabilities:
Long-term debt	708.1	669.3
Other long-term liabilities	390.9	373.1
Total other liabilities	1,099.0	1,042.4
Shareholders' equity:
Common stock	1.1	1.1
Capital in excess of par value	2,797.9	2,781.7
Retained earnings	820.9	785.2
Accumulated other comprehensive income	137.8	87.0
Treasury stock, at cost	(1,260.4)	(1,257.8)
Total shareholders' equity	2,497.3	2,397.2
Total liabilities and shareholders' equity	$7,017.4	$6,729.7

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	March 31
	2011	2010
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$35.7	$2.8
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	25.9	21.4
Deferred income taxes	(2.9)	(9.5)
Provision for doubtful accounts	5.9	4.1
Share-based compensation	8.2	5.5
Excess tax benefit on exercise of stock options	(0.5)	(0.1)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(212.9)	(127.1)
Other assets	(6.3)	(35.6)
Other liabilities	(12.8)	95.5
Cash used in operating activities	(159.7)	(43.0)
Cash Flows from Investing Activities:
Capital expenditures	(11.2)	(7.8)
Acquisitions of businesses, net of cash acquired	-	(0.1)
Proceeds from sales of property and equipment	1.1	0.3
Cash used in investing activities	(10.1)	(7.6)
Cash Flows from Financing Activities:
Net change in short-term borrowings	9.6	0.2
Proceeds from long-term debt	0.1	1.5
Repayments of long-term debt	(0.1)	(0.7)
Proceeds from share-based awards	5.2	4.9
Excess tax benefit on exercise of stock options	0.5	0.1
Cash provided by financing activities	15.3	6.0
Effect of exchange rate changes on cash	31.4	(26.2)
Change in cash and cash equivalents	(123.1)	(70.8)
Cash and cash equivalents, beginning of period	772.6	1,014.6
Cash and cash equivalents, end of period	$649.5	$943.8